UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 12, 2018, the Board of Directors of Genufood Energy Enzymes Corp. (the “Company”) received the resignation of Ching Ming (James) Hsu as the Company’s Chief Financial Officer. Mr. Hsu’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Hsu will remain a director of the Company.

On September 12, 2018, the Board of Directors of the Company appointed Kuang Ming (James) Tsai, a director, and the Company’s President and Chief Executive Officer as Chief Financial Officer.

Mr. Tsai has served as the Company’s President and Chief Executive Officer since June 29, 2018, and as a director of the Company since June 11, 2018. Mr. Tsai had been retired from June 2010 until June 2018. From August 2006 to June 2010, Mr. Tsai worked at Blanfield Pty. Ltd., a private import company. From July 1986 to May 2005, he worked at Toyomenka Company, a private import company.

Mr. Tsai will serve as the Company’s Chief Financial Officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Tsai and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationship between Mr. Tsai and any of the Company’s other officers or directors. Mr. Tsai has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: September 17, 2018	By:	/s/ Kuang Ming (James) Tsai
Kuang Ming (James) Tsai, President

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